SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	October 17, 2008

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2008, MRU Holdings, Inc. (the “Company”) entered into a Second Amendment agreement (the “Senior Secured Notes Amendment”) with respect to its 12% senior secured notes (the “Senior Secured Notes”). The Senior Secured Notes Amendment was made by and among the Company; Embark Corp., Embark Online, Inc., Goto College Holdings Inc., iempower, inc., MRU Originations, Inc., and MRU Universal Guaranty Agency, Inc., each of which is a subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), “Buyer”); and Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (together with its successors and assigns in such capacity, the “Collateral Agent”). The Senior Secured Notes Amendment amends and temporarily waives certain provisions of the Securities Purchase Agreement, dated October 19, 2007, between the Company and the Buyer, as amended by that certain Waiver and First Amendment dated as of September 12, 2008 (the “Purchase Agreement”).

The Senior Secured Notes Amendment waives until November 3, 2008 the covenant with respect to the amount of the Company’s indebtedness as it relates to payables. The covenant has been amended to require payables not to exceed $11 million on or prior to November 3, 2008 and $5 million after November 3, 2008. The Senior Secured Notes Amendment also amends the definition of “Interest Payment Date” in the Senior Secured Notes thereby requiring the Company to pay interest on the Senior Secured Notes on a monthly basis rather than quarterly. In addition, in connection with the Senior Secured Notes Amendment, the Company was required to pay $121,512.33 on October 17, 2008, which payment will be applied to the interest due and payable under the Senior Secured Notes on November 3, 2008.

On October 17, 2008, the Company also entered into Amendment agreements (each an “Amendment” and together, the “Amendments”) with each of Raza Khan and Vishal Garg, the Company’s co-presidents. Such Amendments amended the employment agreements, dated as of April 1, 2004, by and between Mr. Khan or Mr. Garg, as applicable, and the Company, as successor-in-interest to iempower, inc., as further amended by those Waiver and Amendments dated September 29, 2008 (the “Employment Agreements”).

The Amendments amended the Employment Agreements to extend the deadline by which the Company or Messrs. Khan or Garg may provide notice of their intention not to renew the Employment Agreements for an additional five years from October 17, 2008 to November 1, 2008.

The foregoing description of the Senior Secured Notes Amendment and the Amendments is qualified in its entirety by reference to the Senior Secured Notes Amendment and the Amendments, which will be attached as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 which the Company intends to file in November 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

October 20, 2008	By:	/s/ Yariv Katz
Name: Yariv Katz
Title: Vice President and General Counsel